As filed with the Securities and Exchange Commission on August 11, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2697511
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Salem Lake Drive

Long Grove, IL 60047

(Address of principal executive offices)

CF Industries Holdings, Inc. 2005 Equity and Incentive Plan

(Full title of the plan)

Douglas C. Barnard

Vice President, General Counsel, and Secretary

One Salem Lake Drive

Long Grove, IL 60047

Tel.: (847) 438-9500

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered(1)	share(2)	price(2)	registration fee
Common stock, par value $0.01 per share (including rights to acquire Series A junior participating preferred stock pursuant to our rights plan)	8,250,000 shares	$16	$132,000,000	$15,536.40

(1)   Represents the maximum number of shares of common stock issuable under the CF Industries Holdings, Inc. 2005 Equity and Incentive Plan.

(2)   Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on an assumed price of $16 per share, which on August 10, 2005 was determined to be the initial public offering price for the Registrant’s common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

(a)   the Registrant’s prospectus filed with the Commission on August 11, 2005 pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s registration statement on Form S-1 (file no. 333-124949), which prospectus contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)   the description of the Registrant’s common stock which is contained in the Registrant’s registration statement on Form 8-A filed with the Commission on August 8, 2005 (file no. 001-32597) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such prior statement.  Any statement contained in this registration statement shall be deemed to be modified, superseded or replaced to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the ‘‘DGCL’’) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s Amended and Restated Certificate of Incorporation contains provisions that provide for indemnification of officers and directors and their heirs and representatives to the full extent permitted by, and in the manner permissible under, the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

The Registrant intends to enter into separate indemnification agreements with each of its board members and officers that will require it to indemnify them to the fullest extent permitted by the DGCL. These indemnification agreements will also require the Registrant to advance any expenses incurred by the board members and officers as a result of any proceeding against them as to which they could be indemnified.

The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation*
4.2	Amended and Restated By-laws*
4.3	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement, filed with Amendment No. 2 to the Registration Statement)
4.4	Rights Agreement, dated as of July 21, 2005, between the Registrant and The Bank of New York as the Rights Agent*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1	Consent of KPMG LLP, independent registered public accounting firm*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1	CF Industries Holdings, Inc. 2005 Equity and Incentive Plan (Incorporated by reference to Exhibit 10.11 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement)

* Filed herewith.

Item 9.    Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d)

of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Chicago, State of Illinois, on August 10, 2005.

CF Industries Holdings, Inc.

By:	/s/ Stephen R. Wilson
Name:	Stephen R. Wilson
Title:	President and Chief Executive Officer

Power of Attorney

Each of the undersigned officers and directors of CF Industries Holdings, Inc., a Delaware corporation, hereby constitutes and appoints Stephen R. Wilson and Ernest Thomas, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign this registration statement and any and all amendments thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things whatsoever that any said attorney-in-fact or agent may deem necessary or advisable to be done or performed in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 10, 2005:

Signature	Title

/s/ Stephen R. Wilson	President and Chief Executive Officer,
Stephen R. Wilson	Director (Principal Executive Officer)

/s/ Ernest Thomas	Senior Vice President and Chief Financial
Ernest Thomas	Officer (Principal Financial Officer)

/s/ Robert D. Webb	Vice President and Corporate Controller
Robert D. Webb	(Principal Accounting Officer)

/s/ Robert C. Arzbaecher
Robert C. Arzbaecher	Director

/s/ Wallace W. Creek
Wallace W. Creek	Director

/s/ David R. Harvey
David R. Harvey	Director

/s/ Edward A. Schmitt
Edward A. Schmitt	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation*
4.2	Amended and Restated By-laws*
4.3	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement, filed with Amendment No. 2 to the Registration Statement)
4.4	Rights Agreement, dated as of July 21, 2005, between the Registrant and The Bank of New York as the Rights Agent*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1	Consent of KPMG LLP, independent registered public accounting firm*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1	CF Industries Holdings, Inc. 2005 Equity and Incentive Plan (Incorporated by reference to Exhibit 10.11 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement)

* Filed herewith.